Exhibit 99.1

FAT BRANDS INC. PROVIDES BUSINESS UPDATE RELATED TO COVID-19

AND REPORTS FOURTH QUARTER AND FISCAL YEAR 2019 FINANCIAL RESULTS

Conference call and webcast will be held at 5:00 p.m. ET today

LOS ANGELES (April 27, 2020) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) today provided an update on the business as it relates to the COVID-19 pandemic and reported fiscal fourth quarter and fiscal year 2019 financial results for the 13-week and 52-week periods ending December 29, 2019.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “We are committed to supporting our franchise partners in these challenging times; their health and safety, along with that of their guests, remains our top priority. Our franchisees are complying with all state and local regulations, temporarily closing dining rooms and shifting to a take-out and delivery model only, where it makes sense. We are helping franchisees to acquire personal protective equipment for their staff, so that they may safely serve their communities. In order to facilitate their long-term wellbeing, we have secured extended terms from suppliers on our franchise partners’ behalf, and we are coaching them to access funds provided by the CARES Act and negotiate rent deferrals from their landlords. I’m proud of the way our team and franchisees have come together to successfully navigate this new landscape.”

Wiederhorn continued, “Before the COVID-19 pandemic ramped up in the U.S., we were very excited about the coming year. 2019 had ended with solid business momentum across many of our brands, which had continued through January and February. Furthermore, in March, we completed our whole business securitization transaction, which not only significantly lowered our cost of capital, but also provided ample fuel for our brand acquisition strategy. While the world now looks very different than it did just a few short months ago, the strength of our platform and of our brands remains the same. We are well positioned to weather this crisis, and I am confident that FAT Brands will emerge even stronger than before.”

COVID-19 Business Update Highlights

●	Strengthened liquidity position following completion of whole business securitization transaction in March
●	Helping franchise partners access funds provided by the CARES Act and negotiate rent deferrals
●	Secured extended terms from suppliers on behalf of franchise partners
●	Supporting franchisees through the development of enhanced safety, social distancing, and cleaning procedures
●	Experiencing significant increases in to-go and delivery orders within the system

Fiscal Fourth Quarter 2019 Highlights

●	Total revenues of $5.3 million, up 17.3% from $4.5 million in the fourth quarter of 2018. Excluding advertising revenues, revenues grew 20.8% to $4.3 million from $3.6 million in the fourth quarter of 2018.

○	System-wide sales growth of 8.1% y/y

■	System-wide sales growth (excluding Ponderosa & Bonanza) of 18.1% y/y
■	United States sales growth of 4.8% y/y
■	Canada sales growth of 4.0% y/y
■	Other International(1) sales growth of 25.5% y/y

○	System-wide same-store sales decline of 0.6% y/y

■	System-wide same-store sales decline (excluding Ponderosa & Bonanza) of 0.5% y/y
■	United States same-store sales growth of 0.2% y/y
■	Canada same-store sales growth of 1.6% y/y
■	Other International(1) sales decline of 6.4% y/y

○	5 new franchised store openings during the fourth quarter 2019

■	Store count as of December 29, 2019: 374 stores system-wide

●	Net loss of $953,000 or $0.08 per share on a basic and fully diluted basis, as compared to net loss of $2.7 million or $0.23 per share on a basic and fully diluted basis in the fourth quarter of 2018
●	EBITDA(2) of $726,000 as compared to a loss of $467,000 in the fourth quarter of 2018
●	Adjusted EBITDA(2) of $1.8 million as compared to $732,000 in the fourth quarter of 2018. The reconciliation of EBITDA to Adjusted EBITDA can be found in the accompanying financial tables.

Fiscal Year 2019 Highlights

●	Total revenues of $22.5 million, up 26.2% from $17.8 million in 2018. Excluding advertising revenues, revenues grew 25.5% to $18.4 million from $14.7 million in 2018.

○	System-wide sales growth of 4.0% y/y

■	System-wide sales growth (excluding Ponderosa & Bonanza) of 15.0% y/y
■	United States sales growth of 2.5% y/y
■	Canada sales growth of 4.4% y/y
■	Other International(1) sales growth of 10.7% y/y

○	System-wide same-store sales decline of 0.7% y/y

■	System-wide same-store sales growth (excluding Ponderosa & Bonanza) of 0.9% y/y
■	United States same-store sales growth of 0.4% y/y
■	Canada same-store sales growth of 2.5% y/y
■	Other International(1) sales decline of 8.7% y/y

○	24 new franchised store openings during 2019

■	Store count as of December 29, 2019: 374 stores system-wide

●	Net loss of $1.0 million or $0.09 per share on a basic and fully diluted basis, as compared to net loss of $1.8 million or $0.16 per share on a basic and fully diluted basis in 2018
●	EBITDA(2) of $6.8 million as compared to $3.1 million in 2018
●	Adjusted EBITDA(2) of $7.7 million as compared to $5.0 million in 2018. The reconciliation of EBITDA to Adjusted EBITDA can be found in the accompanying financial tables.

(1)	Excludes Canada, includes Puerto Rico.
(2)	EBITDA and Adjusted EBITDA are non-GAAP measures defined below, under “Non-GAAP Measures”. A reconciliation of GAAP net income to EBITDA and adjusted EBITDA is included in the accompanying financial tables.

COVID-19 Business Update

The Company’s top priority is ensuring the health and safety of its employees, franchise partners, and communities. In compliance with state and local regulations, dining rooms have been temporarily closed. Many of our franchisees are operating on a take-out and delivery basis only, and we have seen a significant shift to these type of sales in both our burger and chicken wing brands. Across the system, approximately 150 restaurants are temporarily shut down completely, primarily across the steakhouse concepts as well as the Fatburger restaurants located inside casinos.

The Company is supporting franchise partners by coaching them to access funds made available through the CARES Act and negotiating deferred rent from landlords. In addition, the Company is helping franchisees procure PPE for their staff and instituting enhanced cleaning procedures in order to safeguard everyone in the restaurants. Lastly, the Company has secured extended terms from suppliers on behalf of franchise partners.

At the corporate level, the Company has taken measures to reduce expenditures, including layoffs of non-essential team members representing approximately 20% of headcount.

The Company has strengthened its liquidity position through the completion of the whole business securitization transaction in March.

Review of Fourth Quarter 2019 Financial Results

Total revenues increased 17.3% to $5.3 million compared to $4.5 million in the fourth quarter of 2018. The increase was primarily driven by a 16.3% increase in royalty revenue which includes the contribution of Elevation Burger which we did not own in the prior year period.

Costs and expenses increased 16.3% to $4.8 million compared to $4.1 million in the fourth quarter of 2018. The increase was primarily driven by losses on our refranchising program of $1.0 million, the majority of which related to operating losses at certain restaurants to be refranchised, without significant comparable activity in the prior period. The refranchising loss was offset by an 11.7% decrease in our general and administrative expenses.

Other expense was $1.2 million in the fourth quarter of 2019 as compared to $3.8 million in the fourth quarter of 2018. The decrease in other expense was driven primarily by a decrease in interest expense related to prepayment penalties recognized in the fourth quarter of 2018 associated with our term debt which was refinanced in the first quarter of 2019 without comparable activity in the fourth quarter of 2019 as well as other income of $13,000 in the fourth quarter of 2019 compared to other expense of $991,000 in the prior period.

Net loss improved to $953,000 compared to $2.7 million in the fourth quarter of 2018. The improvement was primarily driven by growth in total revenue, reductions in general and administrative expenses, and reductions in interest expense compared to the prior period.

Subsequent Events

Subsequent to December 29, 2019, on March 6, 2020, the Company completed a whole business securitization (the “Securitization”) through the creation of a bankruptcy-remote issuing entity, FAT Brands Royalty I, LLC (“FAT Royalty”) in which FAT Royalty issued new notes pursuant to an asset-backed securitization (the “Securitization Notes”) and indenture (the “Indenture”). Net proceeds from the issuance of the Securitization Notes were $37,314,000, which consists of the combined face amount of $40,000,000, net of discounts of $246,000 and debt offering costs of $2,440,000. A portion of the proceeds from the Securitization was used to repay the remaining $26,771,000 in outstanding balance and accrued interest under our prior term loan. The remaining proceeds from the Securitization will be used for working capital.

Key Financial Definitions

New store openings - The number of new store openings reflects the number of stores opened during a particular reporting period. The total number of new stores per reporting period and the timing of stores openings has, and will continue to have, an impact on our results.

Same-store sales growth - Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year regardless of whether the brand during the prior measurement period was owned by FAT Brands or a predecessor. Given our focused marketing efforts and public excitement surrounding each opening, new stores often experience an initial start-up period with considerably higher than average sales volumes, which subsequently decrease to stabilized levels after three to six months. Thus, we do not include stores in the comparable base until they have been open for at least one full fiscal year.

System-wide sales growth - System wide sales growth reflects the percentage change in sales in any given fiscal period compared to the prior fiscal period for all stores in that brand only when the brand is owned by FAT Brands. Because of acquisitions, new store openings and store closures, the stores open throughout both fiscal periods being compared may be different from period to period.

Conference Call and Webcast

FAT Brands will host a conference call and webcast to discuss its fiscal fourth quarter 2019 financial results today at 5:00 PM ET. Hosting the conference call and webcast will be Andy Wiederhorn, President and Chief Executive Officer; and Rebecca Hershinger, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 201-493-6725. A replay will be available after the call until Monday, May 4, 2020, and can be accessed by dialing 412-317-6671. The passcode is 13702757.

The webcast will be available at www.fatbrands.com under the “invest” section and will be archived on the site shortly after the call has concluded.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns eight restaurant brands: Fatburger, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 370 units worldwide.

For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, our future acquisitions, and the effects on our business of the current novel coronavirus pandemic (“COVID-19”). Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Non-GAAP Measures (Unaudited)

This press release includes the non-GAAP financial measure of EBITDA and Adjusted EBITDA.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We use the term EBITDA, as opposed to income from operations, as it is widely used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. EBITDA is not a measure of our financial performance or liquidity that is determined in accordance with generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP.

Adjusted EBITDA is defined as EBITDA (as defined above), excluding expenses related to acquisitions, refranchising restaurant costs and expenses, net of revenue, gains from refranchising of restaurants, and certain non-recurring or non-cash items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations.

A reconciliation of net income presented in accordance with GAAP to EBITDA and adjusted EBITDA is set forth in the tables below.

Investor Relations:

ICR

Alexis Tessier

IR-FATBrands@icrinc.com

203-682-8286

Media Relations:

JConnelly

Gabriella Daidone

gdaidone@jconnelly.com

973-850-7343

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FAT Brands Inc. Consolidated Statements of Operations

	13 weeks ended		52 weeks ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018
(in thousands)

Revenue
Royalties	$3,831	$3,295	$14,895	$12,097
Franchise fees	855	95	3,433	2,136
Store opening fees	(399)	148	-	352
Advertising fees	952	918	4,111	3,182
Other income	13	21	66	67
Total revenue	5,252	4,477	22,505	17,834

Costs and expenses
General and administrative expenses	2,766	3,133	11,472	10,349
Advertising expense	952	918	4,111	3,182
Refranchising loss	1,070	67	219	67
Total costs and expenses	4,788	4,118	15,802	13,598

Income from operations	464	359	6,703	4,236

Other expense
Interest expense, net	(1,173)	(2,828)	(6,530)	(4,770)
Other income (expense), net	13	(991)	(681)	(1,536)
Total other expense, net	(1,160)	(3,819)	(7,211)	(6,309)

Loss before income tax expense (benefit)	(696)	(3,460)	(508)	(2,073)

Income tax expense (benefit)	257	(770)	510	(275)

Net loss	$(953)	$(2,690)	$(1,018)	$(1,798)
Basic and Diluted Loss per Share	$(0.08)	$(0.23)	$(0.09)	$(0.16)

FAT Brands Inc. Consolidated Balance Sheet as of December 29, 2019

As of December 29, 2019
(in thousands)

Cash	$25
Total assets	$82,550
Total liabilities	$77,172
Total stockholders’ equity	$5,378

FAT Brands Inc. Consolidated EBITDA and Adjusted EBITDA Reconciliation

	13 weeks ended		52 weeks ended
	December 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

(in thousands)

Net loss	$(953)	$(2,690)	$(1,018)	$(1,798)
Interest expense, net	1,173	2,828	6,530	4,770
Income tax expense (benefit)	257	(770)	510	(275)
Depreciation and amortization expense	249	165	785	358
EBITDA	726	(467)	6,807	3,055
Share-based compensation	44	69	262	439
Non-cash lease expenses (1)	17	-	174	-
Acquisition costs	(46)	1,063	201	1,408
Refranchising loss	1,070	67	219	67
Adjusted EBITDA	$1,811	$732	$7,663	$4,969

(1)	Includes non-cash lease expense costs related to new lease accounting standards